Exhibit 10.2

RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is made and entered into as of day 28th day of October 2013 by and among EarthBlock Technologies, Inc., a Nevada corporation (“EarthBlock”), Earth Gen-Biofuel, Inc., a Nevada corporation (“Earth Gen”) and shareholders of EarthBlock identified on Schedule 1 attached hereto(each a “Shareholder” and collectively, the “Shareholders”). EarthBlock, Earth Gen and the Shareholders are each referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Exchange Agreement dated September 25, 2012 (the “Exchange Agreement”), pursuant to which EarthBlock agreed to issue to the Shareholders (the holders of all outstanding shares of Earth Gen as of the date of the Exchange Agreement) a total of 1,593,900,000 shares of common stock of EarthBlock (the “EarthBlock Shares”) in exchange for all of the Shareholders Earth Gen shares (the “Exchanged Shares”); and

WHEREAS, the EarthBlock Shares were exchanged on the basis of four shares of EarthBlock common stock for each one share of Earth Gen common stock resulting in EarthBlock owning 397,915,000 Exchange Shares (the “Exchange”); and

WHEREAS, the Parties at the time of the Exchange Agreement were unaware of a material liability of EarthBlock arising from the operations of EarthBlock’s currently non-operational subsidiary, EarthBlock Texas Homes, Inc.; and

WHEREAS, as a result of the liability not being included in EarthBlock’s financial statements, EarthBlock’s previously disclosed financial condition was inaccurate and not in conformity with generally accepted accounting principles; and

WHEREAS, on December 12, 2013, EarthBlock’s registration of its shares under Section 12 of the Exchange Act was revoked due to having failed to comply with Section 13(a) of the Exchange Act of 1934 (the “Exchange Act”) because it had not filed required periodic reports with the Commission since the period ended December 31, 2007;

WHEREAS, subsequent to the Exchange, Earth Gen issued and sold 43,940,000 common stock shares for cash investment which were later subsequent (“Additional Shares”); and

WHEREAS, Earth Gen on October 23, 2013 issued a four for one stock dividend to the then outstanding common stock shareholders for a total of 1,747,660,000 shares, consisting of 1,593,900,000 Exchanged Shares and 175,760,000 post stock dividend Additional Shares; and

WHEREAS, the Parties desire to rescind the Exchange Agreement, effective as of the date of the Exchange Agreement, and place the Parties in the same position had the Exchange Agreement not been entered into or closed; and

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Exhibit 10.2

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

1.            Rescission of Exchange Agreement. The Parties hereto hereby rescind and cancel the Exchange Agreement, effective as of the date of the Exchange Agreement, and declare the Exchange Agreement and all transactions arising therefrom to be null and void ab initio. Each of the Parties hereto further agrees to take all such actions to place each Party in his or its respective position as if no Party had entered into the Exchange Agreement.

2.            Surrender of Shares. Concurrently with the execution of this Agreement, the Shareholders shall surrender to EarthBlock for cancellation any and all certificates representing the EarthBlock Shares, and Earth Gen shall issue to each Shareholder his respective original equity interests in Earth Gen as set forth on Schedule 1. (the “Earth Gen Shares”) Each of the Parties hereto further agrees to take all steps necessary and proper to unwind the Exchange Agreement, including, without limitation, promptly executing, delivering and/or filing any and all instruments, documents, notices or other agreements that reflect or evidence the cancellation of the Exchange Agreement. There have been no financial transactions between Earth Gen and EarthBlock including dividends, loans, or intermingling of assets except for advances of cash made to EarthBlock by Earth Gen to support the operations of EarthBlock in the amount of $57,065.18, which the Parties acknowledge and agree will be written off and discharged.

3.            Agreements and Representations

3.1           Agreements and Representations by EarthBlock. EarthBlock hereby represents and warrants that EarthBlock has not endorsed, sold, transferred, assigned or pledged any of the Exchanged Shares and is the sole record and beneficial owner of the Exchanged Shares free and clear of any liens, encumbrances, or other rights of third parties. There are no rights to acquire any of the capital stock of Earth Gen. As of the date hereof, Earth Gen has outstanding 1,769,660,000 shares of its common stock consisting of 1,593,900,000 Exchanged Shares and 175,760,0001 Additional Shares. EarthBlock agrees to indemnify and hold Earth Gen and the Shareholders harmless from any damages, losses, liabilities, costs and expenses resulting from a breach of the foregoing representation.

3.2           Agreements and Representations by Earth Gen. Earth Gen hereby represents and warrants that, except for the Additional Shares, Earth Gen has not endorsed, sold, transferred, assigned or pledged any shares of Earth Gen or any interest in Earth Gen after execution of the Exchange Agreement on September 25, 2012. Earth Gen agrees to indemnify the Shareholders harmless from any damages, losses, liabilities, costs and expenses resulting from a breach of the foregoing representation.

3.3           Representations by the Shareholders. Each Shareholder hereby severally represents, warrants, covenants and acknowledges that:

3.3.1           EarthBlock Shares. The Shareholder has not currently endorsed, sold, transferred, assigned or pledged the EarthBlock Shares or any interest in the EarthBlock Shares.

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Exhibit 10.2

3.3.2           Organization. With respect to each Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary powers to carry on its business.

3.3.3           Authority. The Shareholder has the authority to enter into this Agreement and the transactions contemplated herein, and, when this Agreement is executed and delivered by the Shareholder, it shall constitute a legal, valid and binding obligation, enforceable against him or it in accordance with its terms.

3.3.4           Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his or its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, or other agreement or instrument to which the Shareholder is a party, or by which he or it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Shareholder, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of the Shareholder.

3.3.5           Accredited Investor. Each Shareholder understands and acknowledges that (i) the Earth Gen Shares hereunder are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in a private transaction that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and Regulation D; (ii) he or it is an “accredited investor” within the meaning of Regulation D under the Securities Act; and (iii) the availability of such exemption depends in part on, and that Earth Gen will rely upon, the accuracy and truthfulness of, the foregoing representations and the Shareholder hereby consents to such reliance. Each Shareholder shall provide to Earth Gen an executed Investor Questionnaire in the form attached hereto in Attachment A.

3.3.6           Investment Intent. The Shareholder is acquiring the Earth Gen for his or its own account for investment purposes only and not with a view to or for distributing or reselling such Earth Gen Shares, or any part thereof or interest therein, without prejudice, however, to his or its right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Earth Gen Shares in compliance with applicable securities Laws.

3.3.7           Experience. The Shareholder, either alone or together with his or its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Earth Gen Shares, and has so evaluated the merits and risks of such investment; the Shareholder understands that an investment in the Earth Gen Shares involves a “high degree” of risk and no representation is made as to any return. The Shareholder is able to bear the economic risk of an investment in the Earth Gen Shares and, at the present time, is able to afford a complete loss of such investment.

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Exhibit 10.2

3.3.8           Information. The Shareholder acknowledges that he or it has been afforded (i) the opportunity to ask such questions as he or it has deemed necessary of, and to receive answers from, representatives of Earth Gen concerning the terms and conditions of the Earth Gen Shares and the merits and risks of investing in the Earth Gen Shares; (ii) access to information about Earth Gen’s financial condition, results of operations, business, properties, management and prospects sufficient to enable he or it to evaluate its or his investment in the Earth Gen Shares; and (iii) the opportunity to obtain such additional information which Earth Gen possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that he has received about Earth Gen. Each Shareholder further acknowledges that (i) no representation has been made with regard to the value of the Earth Gen Shares, it being understood that the allocation of Earth Gen Shares is arbitrarily determined by Shen, (ii) he or it has received and reviewed a copy of the Confidential Earth Gen Memorandum (the “Memorandum”), including the risk factors set forth therein, (iii) the Memorandum contains all of the information pertaining to the Earth Gen Shares with respect to which a Shareholder may rely upon; and (iv) the capitalization of Earth Gen after giving effect to the rescission hereunder includes both the Exchanged Shares and the Additional Shares.

3.3.9           Legend. The Shareholder acknowledges that all of the certificates for the Earth Gen Shares will bear legends restricting their transfer unless such transfer is in accordance with the terms of this Agreement, and unless such Earth Gen Shares are either registered under the provisions of the Securities Act and under applicable state securities laws or such registration is not required as a result of applicable exemptions therefrom.

4.            Mutual Releases

4.1           By EarthBlock. EarthBlock, on behalf of itself and each of its Subsidiaries, hereby forever releases and discharges Earth Gen and the Shareholders and their respective heirs, successors, and assigns from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, that have been or could have been asserted as a result of or by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement.

4.2           By Earth Gen. Earth Gen, on behalf of itself and each of its Subsidiaries, hereby forever releases and discharges Earth Block and the Shareholders and their respective heirs, successors, and assigns from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, that have been or could have been asserted as a result of or by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement.

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Exhibit 10.2

4.3           By the Shareholders. Each Shareholder, on behalf of himself and his, successors and assigns, and each of his officers, directors, trustees, employees, representatives and agents, hereby forever releases, discharges, waives and promises never to assert any claim, cause of action, demand or proceeding of any kind or nature, in law, equity or otherwise, whether or not now known, against EarthBlock or Earth Gen and their affiliates, their predecessors, successors and assigns, and each of their officers, directors, partners, members, shareholders, employees, representatives and agents, with respect to any matter arising out of, resulting from or related to the Exchange Agreement or the conduct of the business subsequent to the closing of the Exchange Agreement (including without limitation, any claim of fraud, misrepresentation, breach of express, implied or statutory warranties, breach of contract or breach of the covenant of good faith and fair dealing) or which otherwise originated, accrued or could have been asserted in any lawsuit or otherwise at any time on or prior to the date hereof.

5.          Access to Information; Cooperation. Following the execution of this Agreement, EarthBlock will permit, upon reasonable prior notice and at reasonable times, access to, and will promptly make available to the Shareholders and their duly authorized representatives for inspection, review, and photocopying, all properties, books, records, accounts, documents and other information of or relating in any way to Earth Gen or EarthBlock as the Shareholders may believe necessary for each to comply with any applicable corporate, tax, securities or other law, rule or regulation (e.g. filing tax returns) or to comply with any applicable law, rule or regulation or upon demand from a governmental authority.

6.            Miscellaneous.

6.1           Further Assurances. Each Party will use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or reasonably desirable under applicable law to consummate the transactions contemplated by this Agreement. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

6.2           Survival of Representations and Warranties. All representations, warranties and covenants under this Agreement shall survive the delivery of this Agreement.

6.3           Affiliates. Wherever used in this Agreement, the term “affiliate” means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

6.4           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

6.5           Entire Agreement. This Agreement contains the entire understanding between the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Parties hereto, with respect thereto.

6.6           Effect of Headings. The Section headings used in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

6.7           Severability. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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Exhibit 10.2

6.8           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by a nationally recognized courier or other means of personal service, or sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to EarthBlock:	EarthBlock Technologies, Inc. George Shen, President and CEO 17870 Castelton Street, #205 City of Industry, California 91748

If to Earth Gen or the Shareholders:	Earth Gen-Biofuel, Inc. George Shen, President and CEO 17870 Castelton Street, #205 City of Industry, California 91748

If to Shareholders:	At the address set forth on the signature page hereto

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication will not be deemed to have been duly given, until it is actually received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

6.9           Waivers. No waiver by any Party of any misrepresentation or breach of any provision hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent misrepresentation or breach of any provision hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

6.10         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns, except that no Party may assign or transfer his or its rights or obligations under this Agreement.

6.11         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

[Signature Page Follows]

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Exhibit 10.2

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date indicated above.

Earth Gen-Biofuel, Inc.	EarthBlock Technologies, Inc.:

George Shen, President and CEO	George Shen, President and CEO

SHAREHOLDER

Amount of Earth Gen-BioFuel, Inc. Shares
(one share of EarthBlock common stock are
exchanged for each one share of Earth Gen stock)

SIGNATURE FOR INDIVIDUALS ONLY

Signature:	Signature:

Print Name:	Print Name:

Address:	Address:

Telephone:	Telephone:

Email:	Email:

SIGNATURE FOR ENTITIES AND TRUSTS ONLY

Print Name of Entity or Trust:

Signature:

Print Name:

Title:

Address:

Telephone:

Email:

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 Exhibit 10.2

SCHEDULE 1

SCHEDULE OF SHAREHOLDERS
AND
ALLOCATION OF EARTH GEN SHARES

Name of Shareholder	Number of EarthBlock Shares	Number of Earth Gen Shares to be Issued

Totals:

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Exhibit 10.2

EXHIBIT A

CONFIDENTIAL INVESTOR QUESTIONNAIRE

Name(s) of Investor(s): (1) _____________________________________________

(2)_____________________________________________________________________________________

1.	Background Information.

a.	Home Address:

b.	Home Telephone:

c.	Social Security #(s):

d.	Bus. Address:

Bus. Address:

Bus. Telephone:

e.	E-Mail Address:

f.	Send Mail to:	_________ Home	______ Office	______E-Mail

2.	Type of Ownership.

Indicate type of ownership subscribed for (if other than for a single individual):

__________________________________________________________________________________ (i.e., Corporation, Partnership, Limited Liability Company, Trust, Joint Tenants with Rights of Survivorship, Tenants in Common, Tenants by the Entirety)

3.	Purchaser Suitability. The exemption from registration under the Securities Act pursuant to Regulation D promulgated thereunder permits sales by the issuer to “accredited investors.” Listed below are the categories of “accredited investors.” The undersigned meets one or more of the following “accredited” categories as indicated in the space provided below (check any and all appropriate categories):

__________	(A)	A natural person whose individual net worth, individually or together with his or her spouse, exceeds $1,000,000. For purposes of this Questionnaire, your “net worth” is equal to the excess of your total assets at fair market value over your total liabilities, excluding from this calculation the fair value of your primary residence and the amount of any indebtedness secured by your primary residence (up to the fair value of the residence). The amount of any indebtedness secured by your primary residence in excess of the fair value of the residence must be included in total liabilities.

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Exhibit 10.2

__________	(B)	A natural person who had individual income (not including any amounts attributable to my spouse or to property owned by my spouse) exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this Questionnaire, "income" means adjusted gross income, as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040 and (iii) any deduction claimed for depletion under Section 611 et. seq. of the Code.

__________	(C)	Any executive officer or director of the Company.

__________	(D)	Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(18) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 801(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Securities Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

__________	(E)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

__________	(F)	A corporation, partnership, tax-exempt organization (IRS Section 501(c)(3) exemption) or Massachusetts or similar business trust not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

__________	(G)	An entity in which all equity owners are accredited investors.

__________	(H)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who, if not an accredited investor, either alone or with a purchaser representative, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

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Exhibit 10.2

4.	Reliance by the Company.

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent, warrant and covenant to the Company as follows:

(i)          The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the Offering in connection with which I have executed this Questionnaire is exempt from registration under the Securities Act;

(ii)         I will notify the Company immediately of any material change in any statement made herein or any event resulting in the omission of any statement required to be made herein that occurs prior to the acceptance of my subscription; and

(iii)        I understand that an investment in the shares involves a high degree of risk.

Dated: ____________, 2014.

(Signature of Purchaser)

(Name Type or Printed)

(Signature of Co-Purchaser)

(Name Typed or Printed)

(Title Typed or Printed

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